                         TRUST & PUBLIC SERIES SUMMARY
                      FIRST UNION MASTER CREDIT CARD TRUST
                            SERIES 1996-1 AND 1996-2





---------------------------------------------------------------------------------------------------------------------------
TOTAL TRUST PERFORMANCE                    APRIL 1997                     MAY 1997                    JUNE 1997
---------------------------------------------------------------------------------------------------------------------------
TOTAL ENDING BALANCE:                3,630,758,796                 3,571,794,158                3,546,462,829
ENDING PRINCIPAL BALANCE:            3,572,287,282                 3,502,994,002                3,464,222,138
ENDING NON-PRINCIPAL BALANCE:           58,471,514                    68,800,156                   82,240,692

INVESTOR PERCENTAGE:                        41.51%                        41.40%                       42.21%

YIELD:                                  46,456,615         15.65%     50,192,050       16.86%      46,921,179        16.07%

CHARGE-OFFS:                           (22,155,757)        -7.46%    (22,100,341)      -7.42%     (22,983,587)       -7.87%

NET YIELD: (YIELD - C/O)                                    8.19%                       9.44%                         8.20%

---------------------------------------------------------------------------------------------------------------------------
SERIES 1996-1                              APRIL                          MAY 1997                    JUNE 1997
---------------------------------------------------------------------------------------------------------------------------

 Month-End Investor Balance          1,115,151,821                 1,115,151,821                1,115,151,821
 Investor Percentage                        31.30%                        31.22%                       31.83%
                                                         --------                     --------                      -------
 THREE-MONTH-AVG EXCESS SERVICING                           3.15%                       3.56%                         2.81%
                                                         --------                     --------                      -------

Yield:                                  14,542,709         15.65%     15,668,324       16.86%      14,937,005        16.07%

 Charge-Offs                            (6,935,605)        -7.46%     (6,899,007)      -7.42%      (7,316,652)       -7.87%
 Certificate Interest                   (5,338,992)        -5.75%     (5,683,192)      -6.12%      (5,135,926)       -5.53%
                                  -----------------------------------------------------------------------------------------
 Servicing Fee                                   0          0.00%              0        0.00%               0         0.00%
                                  -----------------------------------------------------------------------------------------

EXCESS SERVICING:                        2,268,112          2.44%      3,086,125        3.32%       2,484,427         2.67%

---------------------------------------------------------------------------------------------------------------------------
SERIES 1996-2                              APRIL                          MAY 1997                    JUNE 1997
---------------------------------------------------------------------------------------------------------------------------

 Month-End Investor Balance            363,636,975                   363,636,975                  363,636,975
 Investor Percentage                        10.21%                        10.18%                       10.38%
                                                         --------                     --------                      -------
 THREE-MONTH-AVG EXCESS SERVICING                           3.07%                       3.60%                         2.92%
                                                         --------                     --------                      -------

Yield:                                   4,742,194         15.65%      5,109,243       16.86%       4,870,769        16.07%

 Charge-Offs                            (2,261,613)        -7.46%     (2,249,679)      -7.42%      (2,385,868)       -7.87%
 Certificate Interest                   (1,652,508)        -5.45%     (1,758,383)      -5.80%      (1,755,333)       -5.79%
                                  -----------------------------------------------------------------------------------------
 Servicing Fee                                   0          0.00%              0        0.00%               0         0.00%
                                  -----------------------------------------------------------------------------------------

EXCESS SERVICING:                          828,073          2.73%      1,101,181        3.63%         729,568         2.41%
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
---------------------------------------------------------------------------------------------------------------------------
TOTAL TRUST PERFORMANCE                   JULY 1997                     AUGUST 1997                 SEPTEMBER 1997
---------------------------------------------------------------------------------------------------------------------------
TOTAL ENDING BALANCE:                  3,493,603,727                 3,427,061,008              3,350,299,092
ENDING PRINCIPAL BALANCE:              3,402,265,057                 3,327,943,448              3,248,030,635
ENDING NON-PRINCIPAL BALANCE:             91,338,670                    99,117,560                102,268,458

INVESTOR PERCENTAGE:                          42.69%                        43.46%                     44.44%

YIELD:                                    52,627,342         18.23%     53,629,788       18.92%    57,280,970       20.65%

CHARGE-OFFS:                             (21,792,948)        -7.55%    (21,387,467)      -7.54%   (22,675,399)      -8.18%

NET YIELD: (YIELD - C/O)                                     10.68%                      11.37%                     12.48%

---------------------------------------------------------------------------------------------------------------------------
SERIES 1996-1                             JULY 1997                     AUGUST 1997                 SEPTEMBER 1997
---------------------------------------------------------------------------------------------------------------------------

 Month-End Investor Balance            1,115,151,821                 1,115,151,821              1,115,151,821
 Investor Percentage                          32.19%                        32.78%                     33.51%
                                                            -------                      -------                    -------
 THREE-MONTH-AVG EXCESS SERVICING                             2.93%                       3.00%                      3.72%
                                                            -------                      -------                    -------

Yield:                                    16,940,426         18.23%     17,578,100       18.92%    19,194,130       20.65%

 Charge-Offs                              (7,015,268)        -7.55%     (7,010,116)      -7.54%    (7,598,240)      -8.18%
 Certificate Interest                     (5,470,587)        -5.89%     (5,432,135)      -5.85%    (5,244,598)      -5.64%

 Servicing Fee                            (1,858,586)        -2.00%     (1,858,586)      -2.00%    (1,858,586)      -2.00%


EXCESS SERVICING:                          2,595,985          2.79%      3,277,263        3.53%     4,492,705        4.83%

---------------------------------------------------------------------------------------------------------------------------
SERIES 1996-2                             JULY 1997                     AUGUST 1997                 SEPTEMBER 1997
---------------------------------------------------------------------------------------------------------------------------

 Month-End Investor Balance              363,636,975                   363,636,975                363,636,975
 Investor Percentage                          10.50%                        10.69%                     10.93%
                                                            -------                      -------                    -------
 THREE-MONTH-AVG EXCESS SERVICING                             3.05%                       2.93%                      3.89%
                                                            -------                      -------                    -------

Yield:                                     5,524,855         18.23%      5,736,107       18.93%     6,265,044       20.67%

 Charge-Offs                              (2,287,591)        -7.55%     (2,285,911)      -7.54%    (2,477,690)      -8.18%
 Certificate Interest                     (1,691,985)        -5.58%     (1,850,767)      -6.11%    (1,576,977)      -5.20%

 Servicing Fee                              (606,062)        -2.00%       (606,062)      -2.00%      (606,062)      -2.00%


EXCESS SERVICING:                            939,218          3.10%        993,367        3.28%     1,604,315        5.29%
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


Total Trust Performance Percentages calculated by dividing the current month results into the previous month ending principal balance.

APRIL, MAY, AND JUNE REFLECT A ZERO SERVICING FEE, PURSUANT TO AMENDMENT NUMBER TWO OF THE SERIES 1996-1 AND SERIES 1996-2 SUPPLEMENTS TO THE POOLING AND SERVICING AGREEMENT.